UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2025

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2025, Avalon GloboCare Corp., a Delaware corporation (the “Company”) entered into a definitive agreement (the “Agreement”), with Q&A Distribution, LLC (“Q&A”), a wholly-owned subsidiary of the Company, and Qi Diagnostics Limited (“Qi Diagnostics”, and collectively with the Company and Q&A, the “Parties”), pursuant to which the Parties agreed to co-develop a volatile organic compound breathalyzer for screening and detecting Δ9-tetrahydrocannabinol (THC) (the “Project”). There are four milestones under the Agreement, consisting of (1) data collection and analysis, software development, and drafting of prototype design, (2) completion of prototype design and sourcing of components, (3) prototype production, testing, and intellectual property filings, and (4) human testing. With respect to the first milestone payments, Q&A shall pay to Qi Diagnostics (i) $35,000 within 5 business days of the execution of the Agreement, (ii) $30,000 within 30 days of execution of the Agreement, and (iii) $30,000 within 60 days of execution of the Agreement (collectively, the “First Milestone Payments”). With respect to the second milestone payments, Q&A shall pay to Qi Diagnostics (i) $90,000 during the first week after the first milestone is completed and (ii) $90,000 during the seventh week after the first milestone is completed (collectively, the “Second Milestone Payments”). With respect to the third milestone payments, Q&A shall pay to Qi Diagnostics (i) $150,000 during the first week after the second milestone is completed and (ii) $150,000 during the nineth week after the second milestone is completed (collectively, the “Third Milestone Payments”). With respect to the fourth milestone payments, Q&A shall pay to Qi Diagnostics (i) $200,000 during the first week after the third milestone is completed and (ii) $200,000 during the thirteenth week after the third milestone is completed (collectively, the “Fourth Milestone Payments”). Qi Diagnostics is required to use the First Milestone Payments, Second Milestone Payments, Third Milestone Payments, and Fourth Milestone Payments (collectively, the “Total Milestone Payments”) in furtherance of the Project. The Parties have agreed that Qi Diagnostics shall retain control over the intellectual property developed under the Agreement (the “Intellectual Property”). Q&A shall have the right to a (i) passive financial interest in 6% of the Intellectual Property rights once the first milestone is completed and the First Milestone Payments have been made, (ii) additional passive financial interest in 9% of the Intellectual Property rights once the second milestone is completed and the Second Milestone Payments have been made, (iii) additional passive financial interest in 15% of the Intellectual Property rights once the third milestone is completed and the Third Milestone Payments have been made, and (iv) additional passive financial interest in 20% of the Intellectual Property rights once the fourth milestone is completed and the Fourth Milestone Payments have been made. If all four of the milestones are completed and the Total Milestone Payments are made, then Q&A shall have the right to a passive financial interest in 50% of the Intellectual Property rights. The Parties agreed that certain confidential information obtained under the Agreement shall remain confidential to the Parties. Each of the Parties may terminate the Agreement for any reason in its sole discretion by providing written notice to the other Parties at least thirty calendar days prior to the termination date, provided, however, that all passive financial interest in the Intellectual Property rights earned by Q&A prior to the termination of the Agreement shall survive the termination.

The foregoing description of the terms of the Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement, filed hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 26, 2025, the Company issued a press release announcing that the Company entered into a definitive agreement for the proposed co-development of a breathalyzer that is capable of detecting cannabis.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Definitive Agreement by and between the Company, Q&A, and Qi Diagnostics dated June 23, 2025
99.1	Press release of the Company dated June 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: June 26, 2025	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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